SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2003

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

39 Second Street, NW, Hickory, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

(Former name or address, if changed since last report.)

Item 9-1. Regulation FD Disclosure

The following information is being furnished under Item 12 – Results of Operations and Financial condition: On October 28, 2003, Integrity Financial Corporation issued a press release announcing its financial results for the third quarter ended September 30, 2003 (the “Earnings Press Release”). The Earnings Press Release is attached as Exhibit 99 to this Current Report and is incorporated into this Item 12 by reference.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

HICKORY, NC – Integrity Financial Corporation, a financial services holding company that includes Catawba Valley Bank (Hickory, NC), First Gaston Bank (Gastonia, NC) and Northwestern Bank (a division of Catawba Valley Bank), reported earnings of $1,161,114 million during the third quarter of 2003. Earnings per share were $0.28.

That compares to third quarter 2002 earnings of $1,092,382 and $0.40 earnings per share.

For the first nine months of 2003, Integrity earnings were $3,693,132 million, a 30% increase over the $2,844,943 million earned during the first three quarters of last year. Last year’s figures do not include earnings from Community Bancshares (Northwestern Bank), which was acquired by Integrity Financial on December 31, 2002.

Net income per share for the first nine months of this year was $0.89, compared to $1.03 during the same period last year.

“This was a busy third quarter and our earnings reflect that,” Integrity Financial president Steve Aaron said. “We have opened three new branches. We have purchased and moved into a stand-alone headquarters building for the holding company. We have opened a stand-alone securities office. We have completed a data processing conversation from third party vendors to an in-house operation. While such growth can be expensive up-front, we see long-term savings and long-term earnings that will positively enhance and reward our stockholders.”

Integrity Financial showed total assets of $599.4 million at the end of this third quarter. Other key areas of growth included total loans of $444.3 million (September 30, 2003) and total deposits of $479.8 million (September 30, 2003).

“We are blessed with strong management and dedicated staff members who perform despite economic distractions and internal growth strategies,” Aaron added. “We serve our customers, and our communities, very well. We continue to meet our expectations, budgets and goals.”

Earlier in the third quarter, Integrity announced dividends of stock and cash, paid to shareholders of record on October 31, 2003.

While the three distinct bank brands operate as powerful community banks, they benefit from the economies of scale through the Integrity holding company. Areas such as accounting, marketing, operations, human resources, training and other common expenses can be shared by the various banks.

Catawba Valley Bank currently has four offices in Catawba County, two in Iredell County, and a stand-alone mortgage center. First Gaston Bank has five offices in Gaston County. Northwestern Bank has six offices in Wilkes, Alexander, Watauga, and Ashe Counties.

Integrity Financial also holds a securities firm and provides other non-bank product services.

For more information about these banks, Integrity stock or related items, call the stockholder relations office toll-free at 888-894-2483. The stock prices are listed on the NASDAQ under the symbol IFCB.

October 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ R. Steve Aaron

R. Steve Aaron President and Chief Executive Officer

Dated: October 28, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 28, 2003

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